Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-11397 and 333-72581) and in the Registration Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288, 33-48858, 33-54233 and 333-28981) of United Asset Management
Corporation of our report dated February 3, 1999 appearing on page 58 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.





/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
March 25, 1999